EXHIBIT 99.1

                             AMERICAN RIVER HOLDINGS


                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 21, 2000

         The undersigned holder of common stock acknowledges receipt of a copy of the notice of annual meeting of shareholders of American River Holdings and the accompanying joint proxy statement/prospectus dated August 10, 2000, and revoking any proxy heretofore given, hereby constitutes and appoints Mitchell A. Derenzo and David T. Taber, and each of them, with full power of substitution, as attorneys and proxies to appear and vote all of the shares of common stock of American River Holdings, a California corporation, outstanding in the name of the undersigned which the undersigned could vote if personally present and acting at the annual meeting of shareholders of American River Holdings, to be held at the administrative office of American River Bank at 1545 River Park Drive, Suite 107, Sacramento, California, on September 21, 2000, at 5:30 p.m. or at any postponements or adjournments thereof, upon the following items as set forth in the notice of meeting and joint proxy statement/prospectus and to vote according to their discretion on all matters which may be properly presented for action at the meeting or any postponements or adjournments thereof.


         PLEASE NOTE THAT PROPOSAL 1 AND 2 MUST BOTH BE APPROVED TO PERMIT CONSUMMATION OF THE MERGER, SUBJECT TO SATISFACTION OF CONDITIONS TO THE MERGER, AS DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS.

         UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:

         1. To consider and vote on a proposal to approve the Agreement and Plan of Reorganization and Merger, dated as of March 1, 2000, among American River Holdings, North Coast Bank, N.A. and ARH Interim National Bank, the Agreement of Merger attached as exhibit A to the Agreement and Plan of Reorganization and Merger, and the transactions contemplated by these agreements, including the merger of North Coast Bank, N.A. into ARH Interim National Bank.

          [ ]   FOR           [ ]   AGAINST             [ ]   ABSTAIN

         2. To approve the American River Holdings 2000 Stock Option Plan.

          [ ]   FOR           [ ]   AGAINST             [ ]   ABSTAIN


         3. To approve amendments to the American River Holdings articles of incorporation and bylaws to provide for the classification of the board of directors.

          [ ]   FOR           [ ]   AGAINST             [ ]   ABSTAIN

         4. To approve amendments to the American River Holdings articles of incorporation and bylaws to eliminate cumulative voting in the election of directors.

          [ ]   FOR           [ ]   AGAINST             [ ]   ABSTAIN


         5. To elect as directors of American River Holdings management's nominees set forth below who will be elected (a) to the class designated in the accompanying joint proxy statement/prospectus dated August 10, 2000 provided that Proposal No. 3 above is approved and (b) in the event Proposal No. 3 is not approved, as directors without classification:



[ ] FOR all nominees listed below (except     [ ] WITHHOLD AUTHORITY to vote
    as marked to the contrary below):             for all nominees listed below

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

James O. Burpo            Wayne C. Matthews, M.D.        Roger J. Taylor, D.D.S.
Charles D. Fite           David T. Taber                 Stephen H. Waks
Sam J. Gallina            Marjorie G. Taylor             William L. Young

         6. To ratify the appointment of Perry-Smith LLP as independent accountants for the year 2000.

          [ ]   FOR           [ ]   AGAINST             [ ]   ABSTAIN

         7. In their discretion, to transact such other business as may properly come before the annual meeting or any postponements or adjournments of the annual meeting.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5 AND 6.

                                                    No. of Common Shares  ______

SHAREHOLDER(S)

__________________________

__________________________


Date:_________________, 2000               Please date and sign exactly as your
                                           name(s) appear(s). When signing as
                                           attorney, executor, administrator,
                                           trustee, or guardian, please give
                                           full title. If more than one trustee,
                                           all should sign. All joint owners
                                           should sign. WHETHER OR NOT YOU PLAN
                                           TO ATTEND THIS MEETING, PLEASE DATE,
                                           SIGN AND RETURN THIS PROXY AS
                                           PROMPTLY AS POSSIBLE IN THE ENCLOSED
                                           POSTAGE-PAID ENVELOPE.


                                               I/we do [ ] or do not [ ] expect
                                               to attend this meeting.


                THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE
          BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.